Exhibit 5.1

February 17, 2016	Mayer Brown LLP 700 Louisiana Street Suite 3400 Houston, Texas 77002-2730 Main Tel +1 713 238 3000 Main Fax +1 713 238 4888 www.mayerbrown.com

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

Ladies and Gentlemen:

We have acted as counsel to Noble Energy, Inc., a Delaware corporation (the “Noble”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed by Noble with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities (or any combination thereof):

(i) one or more series of debt securities of Noble (the “Debt Securities”);

(ii) shares of common stock, par value $0.01 per share, including shares of common stock issuable upon conversion or exercise of other securities described herein to be offered and sold by Noble (the “Common Stock”);

(iii) shares of preferred stock of Noble, par value $0.001 per share, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the “Preferred Stock”);

(iv) depositary shares of Noble (“Depositary Shares”), each representing a fractional interest in a share of Preferred Stock, which may be issued pursuant to a deposit agreement (the “Deposit Agreement”) among Noble, a depositary to be named therein (the “Depositary”) and the holders from time to time of the Depositary Shares issued thereunder; and

(v) warrants (the “Warrants”) to purchase Common Stock or Preferred Stock.

The Debt Securities, Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to herein as the “Securities.”

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities will be issued under an indenture (the “Indenture”) dated February 27, 2009 between Noble and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in one or more prospectus supplements relating to the issuance of Warrants) entered into between Noble and a financial institution identified therein as warrant agent, as such warrant agreements may be supplemented from time to time (each such warrant agreement, a “Warrant Agreement”).

In rendering the opinions expressed herein, we have examined: (i) the Registration Statement, (ii) the certificate of incorporation of Noble and all amendments thereto; (iii) the amended and restated bylaws of Noble; (iv) the Indenture; and (v) resolutions of the board of directors of Noble relating to the offering of the Securities. We have also examined originals, or duplicates or conformed copies, of such other documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter (but not as to legal conclusions), we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of Noble.

Mayer Brown LLP

Noble Energy, Inc.

February 17, 2016

In expressing the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity, and (vii) the Securities will be issued and sold in the manner described in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet relating thereto.

Based upon the foregoing, we are of the opinion that:

(1) Noble is validly existing as a corporation under the laws of the State of Delaware.

(2) Assuming the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, and assuming that any such supplemental indenture will have been duly authorized, executed and delivered by Noble, when the Debt Securities have been executed and delivered by Noble and authenticated by the Trustee in accordance with the Indenture and when payment therefor is received by Noble, will constitute valid and binding obligations of Noble enforceable against Noble in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Indenture.

(3) Except with respect to Common Stock issuable upon the conversion or exercise of Debt Securities, Preferred Stock or Warrants, when the Common Stock has been issued and sold, in the manner contemplated in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock has been authorized by all necessary corporate action, that the certificates evidencing such shares of Common Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof.

(4) With respect to Common Stock issuable upon the conversion or exercise of Debt Securities, Preferred Stock or Warrants that are by their terms convertible or exercisable, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock upon conversion or exercise of such securities has been authorized by all necessary corporate action, that such securities have been converted or exercised in accordance with their terms, that the certificates evidencing such shares of Common Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof.

(5) When the Preferred Stock has been issued and sold in the manner contemplated in the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock has been authorized by all necessary corporate action, that the certificates evidencing such shares of Preferred Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof.

(6) The Depositary Shares have been duly authorized by Noble and, when the Deposit Agreement has been duly executed and delivered by Noble and the Depositary and when the Depositary Shares have been executed and delivered by Noble and countersigned by the Depositary in accordance with the Deposit Agreement and when payment therefor is received, will constitute valid and binding obligations of Noble enforceable against Noble in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Deposit Agreement;

(7) The Warrants have been duly authorized by Noble and, when the Warrant Agreement has been duly executed and delivered by Noble and the Warrant Agent, when the Warrants have been executed and delivered by Noble and countersigned by the Warrant Agent in accordance with the Warrant Agreement and when payment therefor is received by Noble, will constitute valid and binding obligations of Noble enforceable against Noble in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’

Mayer Brown LLP

Noble Energy, Inc.

February 17, 2016

rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Warrant Agreement.

This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,